450 NORTHRIDGE PARKWAY

LEASE

BY AND BETWEEN

ROBERTS PROPERTIES RESIDENTIAL, L.P.,

AS LANDLORD

AND

ROBERTS PROPERTIES CONSTRUCTION, INC.,

AS TENANT

i

12.6	Waiver of Certain Rights.	16
12.7	NonWaiver.	17
13.	BANKRUPTCY.	17
14.	DAMAGE AND CONDEMNATION.	17
14.1	Casualty.	17
14.2	Condemnation.	18
15.	TAXES.	18
16.	INDEMNIFICATION; LIABILITY OF LANDLORD.	19
16.1	Hold Harmless.	19
16.2	Limitation of Liability.	19
17.	RIGHT OF ENTRY.	19
18.	BUILDING RULES AND REGULATIONS.	19
19.	PROPERTY LEFT ON THE PREMISES.	19
20.	OTHER INTERESTS.	20
20.1	Subordination.	20
20.2	Attornment.	20
21.	HOLDING OVER.	20
22.	HAZARDOUS MATERIALS.	21
23.	NO WAIVER.	22
24.	BINDING EFFECT.	22
25.	RIGHT TO RELOCATE.	22
26.	SIGNS.	22
27.	DIRECTORY BOARD.	23
28.	ESTOPPEL CERTIFICATE.	23
29.	COMMON AREA CONTROL AND PARKING AREAS.	23
29.1	Common Areas.	23
29.2	Parking.	23
30.	MISCELLANEOUS.	23
30.1	Severability.	23
30.2	Entire Agreement.	23
30.3	Cumulative Remedies.	24
30.4	Notices.	24
30.5	Recording.	24
30.6	Attorneys’ Fees.	24
30.7	Homestead.	25
30.8	TIME OF ESSENCE.	25
30.9	No Estate In Land.	25
30.10	Accord And Satisfaction.	25
30.11	Brokers’ Fees.	25
30.12	Tenant’s Authority.	25
30.13	Consents By Landlord.	25
30.14	Joint And Several Liability.	25
30.15	Independent Covenants.	25
30.16	No Access To Roof.	26
30.17	Acceptance.	26
30.18	Waiver Of Counterclaim.	26
30.19	Counterparts.	26
30.20	Quiet Enjoyment.	26
30.21	Interpretation.	26
30.22	Financial Statements.	26
30.23	Real Estate Investment Trust.	26

ii

LEASE
(450 Northridge Parkway)

THIS LEASE, made this 27th day of March, 2006, effective as of the 1st day of January, 2006 (the “Commencement Date”), between ROBERTS PROPERTIES RESIDENTIAL L.P., a Georgia limited partnership (herein called “Landlord”), and ROBERTS PROPERTIES CONSTRUCTION, INC., a Georgia corporation (herein called “Tenant”);

W I T N E S S E T H:   THAT,

WHEREAS, Landlord is the owner of that certain building situated at 450 Northridge Parkway, Fulton County, Atlanta, Georgia 30350 (herein called the “Building”) and located on the property (herein called the “Land”; the Land, the parking area adjacent to the Building, and the Building are herein collectively called the “Property”) described on Exhibit “A”, attached hereto and by this reference incorporated herein and made a part hereof; and

WHEREAS, Tenant wishes to lease from Landlord approximately 1,542 rentable square feet on the third (3rd) floor of the Building being Suite 301, which area is crosshatched on the diagram marked Exhibit “B”, attached hereto and by this reference incorporated herein and made a part hereof (herein called the “Premises”);

NOW, THEREFORE, in consideration of the payment of the rent and all other charges and payments hereunder and the keeping and performance of the covenants, agreements, terms, provisions, and conditions by Tenant as hereinafter set forth, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. Tenant hereby accepts the Premises in their condition existing as of the date hereof and hereby acknowledges that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business. No easement for light or air is included in this Lease for the Premises and Property.

FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

1. TERM.
The term (herein called the “Lease Term”) of this Lease commenced on the Commencement Date and, unless sooner terminated under the provisions hereof, shall expire at 11:59 p.m. on December 31, 2006. Tenant acknowledges that it is currently in possession of the Premises and that Landlord shall have no delivery of possession requirement hereunder. “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term commencing with the Commencement Date.

2. RENT.

2.1 Base Rent. Commencing on the Commencement Date, the annual base rent (“Annual Base Rent”) for the Premises shall be TWENTY-NINE THOUSAND TWO HUNDRED NINETY-EIGHT AND NO/100 DOLLARS ($29,298.00). The Annual Base Rent shall be payable in equal monthly installments of TWO THOUSAND FOUR HUNDRED FORTY-ONE AND 50/100 DOLLARS ($2,441.50) in advance on the first day of each and every calendar month during the Lease Term (“Base Rent”). Base Rent shall be prorated at the rate of 1/30th of the Base Rent per day for any partial month.

2.2 Payment; Late Charge; Past Due Rate. Tenant shall pay the rent and all other sums, amounts, liabilities, and obligations which Tenant herein assumes or agrees to pay, whether designated Base Rent, additional rent, costs, expenses, damages, losses, or otherwise, (all of which are herein collectively called “Rent”) as herein provided promptly at the times and in the manner herein specified without demand, deduction, setoff, abatement, counterclaim, defense, or prior notice. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent is not received by Landlord within five (5) days after the date on which it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the amount of such past due payment, plus any attorney’s fees and costs incurred by Landlord by reason of Tenant’s failure to pay Rent when due, notwithstanding the date on which such payment is actually paid to Landlord. If such Rent is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Tenant shall pay Landlord interest on such Rent from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wachovia Bank of Georgia, N.A., or its successors, from time to time for 90-day unsecured loans to its best commercial customers plus five percent (5%) or (ii) the maximum nonusurious rate permitted by applicable law of the state in which the Building is located or the United States of America, whichever shall permit the higher nonusurious rate, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease. Any such late charge and interest shall be due and payable at the time of actual payment of the Rent. Any Rent payable to Landlord by Tenant shall be paid in cash or by check at the office of Landlord, Suite 302, 450 Northridge Parkway, Atlanta, Georgia 30350, or at such other place or places as Landlord may from time to time designate in writing.

3. OPERATING EXPENSES.

3.1 Payment; Base Year. During the Lease Term, Tenant shall pay to Landlord as additional rent Tenant’s Proportionate Share of Common Operating Expenses (as hereinafter defined) for the ensuing calendar year in excess of the actual Common Operating Expenses during the calendar year 2006 (herein called the “Base Year”). The amount of such additional rent shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent. Tenant’s Proportionate Share of Common Operating Expenses shall be prorated as necessary for any year during which this Lease is in effect for less than a full twelve month calendar year. Common Operating Expenses and Tenant’s Proportionate Share of Common Operating Expenses shall be calculated on an accrual basis and estimated in accordance with Section 3.4 below.

3.2 Proportionate Share. “Tenant’s Proportionate Share of Common Operating Expenses” shall mean, for each calendar year (or portion thereof), 4.1% of the Operating Expense Amount (defined below), which percentage is calculated by dividing the rentable area of the Premises (numerator) by the rentable area of the Building (denominator), and expressing the fraction as a percentage. As of the date hereof, the rentable area of the Building is 37,864 square feet. As used herein, the “Operating Expense Amount” shall mean, for each calendar year, or portion thereof, the amount by which the Common Operating Expenses exceeds the Base Year Common Operating Expenses.

3.3 Common Operating Expenses. For purposes of this Lease, the term “Common Operating Expenses” shall consist of all “operating costs” (as hereinafter defined) for the Property. For purposes of this Lease, the term “operating costs” shall mean all expenses, costs and disbursements, subject to the exclusions set forth in Section 3.3.13 hereof, relating to or incurred or paid in connection with the ownership, operation, maintenance and repair of the Property, computed in accordance with generally accepted accounting principles, consistently applied, including, but not limited to, the following:

3.3.1 The wages, salaries and attributable overhead expenses of all employees that are not excluded under Section 3.3.13 and that are engaged in the operation, maintenance, security and/or access control of the Property, including, without limitation, employers’ Social Security taxes, unemployment, and any other taxes which may be levied on or with respect to such wages, salaries, and attributable overhead expenses as well as insurance and benefits relating thereto (to the extent that persons are engaged with respect to more than one building, wages and salaries relating to such persons shall be equitably apportioned between all such buildings based upon Landlord’s reasonable estimate of the time spent by each such person on each building relative to their total time on all buildings).

3.3.2 The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Property, including rental fees for the same, if such items are not purchased and amortized pursuant to this Section 3.3.

3.3.3 The cost of water, sewer, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Property (excluding those costs billed to specific tenants) and the cost of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord under Section 6 hereof.

3.3.4 The cost of all maintenance and service, including the agreements relating thereto, of the Property and the equipment therein, including, but not limited to, window cleaning, elevator maintenance, janitorial service, pest control, landscaping maintenance and access control.

3.3.5 The cost of all sprinkler systems, fire extinguishers, fire hoses, security services and protective services or devices rendered to or in connection with the Property or any part thereof.

3.3.6 Insurance premiums for insurance for the Property required to be maintained by Landlord hereunder or which Landlord deems appropriate, including, but not limited to, premiums for insurance maintained by Landlord under Section 9.1, business interruption, rental abatement, or liability insurance, and the cost of deductibles paid on claims made by Landlord.

3.3.7 The cost of repairs and general maintenance of the Property, including, but not limited to: maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to police the common facilities; the cost of exterior and interior painting; all maintenance and repair costs incurred under Section 7.1 or Section 10; and the cost of maintenance of sewers and utility lines.

3.3.8 The amortization, together with financing charges, of the cost of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the high quality nature of the Property.

3.3.9 All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed, or otherwise imposed against the Property, street lights, personal property or rents, or on the right or privilege of leasing the Property, collecting rents therefrom or from parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments attributable to the Property or its operation, together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord’s administrative costs in relation to the foregoing (herein collectively called the “Impositions”), but exclusive of federal, state or local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued or changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances, and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Property to give effect to this sentence. Landlord may take reasonable steps to protest any increase in real estate or ad valorem taxes and assessments on the Building or the Land including without limitation Landlord’s timely response to any notice of increase of assessed value of the land on which the Building is located.

3.3.10 All management expenses attributable to the Property, including, but not limited to: administrative expenses associated with collecting rent, arranging for and assuring continuity of Property services, supervising maintenance or repair, enforcing rules and regulations and generally assuring compliance with the terms of this and other leases; salaries or wages of persons employed or contracted to manage the Property (to the extent that persons are engaged with respect to more than one building, wages and salaries relating to such persons shall be equitably apportioned between all such buildings based upon Landlord’s reasonable estimate of the time spent by each such person on each building relative to their total time on all buildings); the cost of supplies and materials, equipment and furnishings necessary for such management functions; the cost of telephone service, attributable overhead expenses and any other expenses and management fees directly relating to the management of the Property; provided, however, such management expenses and fees shall not exceed five percent (5%) of the gross revenues of the Property during the Lease Term.

3.3.11 All assessments, costs, expenses or other charges imposed upon the Building pursuant to that certain Amended and Restated Declaration of Reciprocal Easements dated August 12, 1994, recorded in Deed Book 18640, page 098, Fulton County, Georgia Land Records, as amended (the “Declaration”).

3.3.12 Reasonable cost of rent for management office within the Property applicable to the Building.

3.3.13 Anything in this Lease to the contrary notwithstanding, there shall be excluded from operating costs the following items:

(a) Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent that Landlord receives compensation, or by the exercise of eminent domain to the extent that Landlord receives compensation.

(b) Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants.

(c) The costs of renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants in particular; however, any such costs incurred with respect to the common areas of the Property shall be included within operating costs.

(d) Landlord’s costs for electricity and other services that are sold to tenants and for which Landlord receives a reimbursement by tenants as an additional charge or rental.

(e) Costs incurred by Landlord for alterations or improvements which are considered capital improvements or replacements under generally accepted accounting principles, except those permitted by Section 3.3.8 hereof.

(f) Depreciation and amortization, except for the amortization permitted by Section 3.3.8 hereof.

(g) Costs of a capital nature including but not limited to capital improvements, capital repairs, capital equipment and capital tools; however, those costs of a capital nature permitted by Section 3.3.8 hereof shall be included within operating costs.

(h) Expenses in connection with services or other benefits of a type provided to other tenants but which are not made available to Tenant.

(i) Wages, salaries or other compensation or benefits for any officers or employees of Landlord above the grade of Building Manager.

(j) Interest, payment due under any note, deed to secure debt, or mortgage encumbering the Building in which the Premises is located or under any rental under any underlying superior lease or ground lease.

Nothing contained in this Section 3, including, but not limited to, the definition of “operating costs” contained in subsection 3.3 hereof, shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

3.4 Gross-Up Adjustment. If the Building is less than fully occupied or if Building standard Landlord services are not provided to the entire Building during the Base Year or any period thereafter, then Operating Expenses for the Base Year or such later period shall be “grossed up” by Landlord to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or such later period if the Building was one hundred percent (100%) occupied and receiving Building standard Landlord services during the Base Year or later period, as determined under generally accepted accounting principles consistently applied.

3.5 Manner of Payment.    (a) For the purpose of estimating the Common Operating Expenses during each subsequent year after the Base Year, prior to each December 31st during the Lease Term Landlord shall estimate the amount of Common Operating Expenses and Tenant’s Proportionate Share of Common Operating Expenses for the ensuing calendar year or, if applicable, remaining portion thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its sole discretion and not subject to arbitration.

(b) On or before April 30th during the Lease Term, or as soon thereafter as reasonably practical, Landlord shall give Tenant a Statement (“Statement”) showing Tenant the amount of actual Common Operating Expenses for the previous calendar year. Delay by Landlord in providing to Tenant any Statement shall not relieve Tenant from the obligation to pay any Expense increase upon the rendering of such Statement. If Tenant’s Proportionate Share of Common Operating Expenses for such calendar year proves to be greater than the estimated amount, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within fifteen (15) days following its receipt of such invoice. If, however, Tenant’s Proportionate Share of Common Operating Expenses for such calendar year is lower than the estimated amount, Tenant shall receive a credit toward the next ensuing monthly payment or payments of the estimated amount of Tenant’s Proportionate Share of Common Operating Expenses in an amount of such overpayment until depleted, provided however that (i) in no event shall Tenant’s Proportionate Share of Common Operating Expenses be deemed to be less than zero, and (ii) in the event of the expiration or other termination of this Lease, Tenant shall be refunded such overpayment as soon as practicable thereafter after the amount of overpayment has been determined.

3.6 Additional Expenses. Tenant shall also pay as additional rent all other charges, costs and expenses which are not included within Common Operating Expenses and which are incurred by Landlord as a result of any use of the Premises by Tenant. The amount of such additional rent shall be paid by Tenant to Landlord in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent, or within ten (10) days of Tenant’s receipt of a statement therefor from Landlord if such charges, costs and expenses are not incurred monthly and are billed separately by Landlord.

3.7 Audit Right. In the event that within ninety (90) days after Tenant’s receipt of the Statement for the prior calendar year, Tenant reasonably believes that certain of the Common Operating Expenses charged by Landlord include costs that are not properly included within the term “Common Operating Expenses” or that Landlord has erred in calculating same, Tenant shall have the right to audit Landlord’s books and records in accordance with this paragraph. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant’s exercise of such audit right within such 90-day period and a statement enumerating reasonably detailed reasons for Tenant’s objections to the Statement issued by Landlord (the “Audit Notice”). Upon the receipt by Landlord of an Audit Notice, Landlord shall instruct its property manager at the Building to meet with a designated employee of Tenant (the “Tenant Representative”) to discuss the objections set forth in the Audit Notice. Landlord shall provide the Tenant Representative with reasonable access to Landlord’s books and records at the Building relating to Common Operating Expenses for the calendar year in question in order to attempt to resolve the issues raised by Tenant in the Audit Notice. If, within thirty (30) days after Landlord’s receipt of the Audit Notice, Landlord and Tenant are unable to resolve Tenant’s objections, then not later than fifteen (15) days after the expiration of such 30-day period, Tenant shall notify Landlord if Tenant wishes to employ an independent, reputable certified public accounting firm charging for its services on an hourly rate (and not a contingent fee) basis (“Acceptable Accountants”) to inspect and audit Landlord’s books and records for the Building relating to the objections raised in Tenant’s statement. Such audit shall be limited to a determination of whether or not Landlord calculated the Common Operating Expenses in accordance with the terms and conditions of this Lease and normal and customary accounting methods used by owners of similar buildings in the area for calculating Tenant’s Common Operating Expense increase. All costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this section shall be conducted only by the Acceptable Accountants at the offices of Landlord’s property manager at the Building. If Landlord has overcharged Tenant for Tenant’s Proportionate Share of the Common Operating Expense increase for any year, Landlord shall pay the amount of such overpayment to Tenant. If Common Operating Expenses are overstated by more than ten percent (10%), then Landlord agrees to pay the reasonable costs of such audit, not to exceed the lesser of Two Thousand and No/100 Dollars ($2,000.00) per audit or the amount of the overcharge. If Landlord has undercharged Tenant for Tenant’s Proportionate Share of the Common Operating Expense increase, Tenant shall promptly pay the amount of such underpayment to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its audit right pursuant to this section only in strict accordance with the foregoing procedures no more often than once per calendar year and each such audit shall relate only to the calendar year most recently ended. In the event that Tenant fails to notify Landlord within the foregoing 90-day period that Tenant objects to the Statement, then Tenant’s right to audit such year’s Statement shall be null and void. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to audit Landlord’s books and records for a particular calendar year if another tenant in the Building has conducted an audit of Landlord’s books for the same calendar year in question. In such event, Landlord shall provide Tenant with a copy of the result of such audit and Tenant shall be bound by the results of such audit.

4. SECURITY DEPOSIT. Intentionally Omitted.

5. USE.

5.1 Permitted Use. Tenant and its permitted assignees and subtenants shall use the Premises only for general office purposes, not in violation of the Declaration, and for no other use or purpose without the prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall immediately cease the performance of such unlawful act or such act that is increasing or has increased the existing rate of insurance and shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Tenant will not permit, create, or maintain by itself or by any of its employees, invitees, customers, patrons, guests, agents, representatives, or contractors any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises or Building which has a tendency to annoy or disturb any persons either within or outside the Building and shall not permit its employees, invitees, customers, patrons, guests, agents, representatives, or contractors to loiter within or around the Building or any of the common areas.

5.2 Covenants.  Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be objectionable to Landlord or to any tenant, occupant, or other person in the Building. Tenant shall not, without Landlord’s prior consent, install any equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of any such equipment, machine, device, tank or vessel. Neither Tenant nor any of Tenant’s employees, agents or invitees shall place or maintain within the Premises any stoves, ovens or space heaters, except with the prior written consent of Landlord in each instance. Tenant shall not make or permit any smoke or odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building or the Property. Tenant shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Landlord may designate. Under no circumstances shall Tenant allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Tenant acknowledges that violations of this Section 5.2 shall constitute a material breach of this Lease. Tenant shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property. Tenant shall not abandon or vacate the Premises at any time during the Lease Term. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, and the provisions of any recorded documents now existing or hereafter in effect relating to its use, operation or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein. The current rules and regulations for the Building are attached hereto as Exhibit “D”. Without limiting the foregoing, Tenant agrees to be wholly responsible at Tenant’s sole cost and expense for any accommodations or alterations which need to be made to the Premises to comply with the provisions of the Americans With Disabilities Act of 1990, as amended (the “ADA”). Tenant hereby accepts the Premises in its “AS-IS, WHERE-IS” condition as it is currently in possession of the Premises.

5.3 Occupancy of Premises. Tenant shall throughout the Term of this Lease, at its own expense, maintain the Premises and all improvements thereon, and shall deliver up the Premises in a clean and sanitary condition at the expiration or termination of this Lease or the termination of Tenant’s right to occupy the Premises by Tenant, in good repair and condition, reasonable wear and tear excepted. In the event Tenant should neglect to maintain and/or return the Premises in such manner, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant to Landlord within ten (10) days of demand therefor by Landlord. Upon the expiration or termination of this Lease or the termination of Tenant’s right to occupy the Premises by Tenant, Landlord shall have the right to reenter and resume possession of the Premises. No act or thing done by Landlord or any of Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. Tenant shall notify Landlord at least fifteen (15) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises. If Tenant fails to give such notice or to arrange for such inspection, then Landlord’s inspection of the Premises shall be deemed correct for the purpose of determining Tenant’s responsibility for repair and restoration of the Premises.

6. UTILITIES AND SERVICE.

6.1 Utilities. Except to the extent directly contracted for by Tenant, Landlord shall furnish or cause to be furnished to the Premises between 7:00 a.m. and 7:00 p.m. Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, exclusive of all holidays, subject to any rules and regulations of the Building, water and sewer services suitable for Tenant’s intended use of the Premises, electricity as set forth in Section 6.2 hereof, heat and air conditioning required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises. As used in this Section 6.1, the term “holiday” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall provide lighting facilities for the common entries, hallways, stairways, and restroom facilities in the Building. Tenant will install and pay for its own telephone service.

6.2 Electrical Services. Landlord, at Landlord’s sole cost and expense, shall cause to be furnished to the Premises, a total of six (6) watts per square foot of rentable area of electrical capacity, three (3) of such watts for low voltage electrical consumption (120/208 volts) for convenience outlets, and three (3) of such watts for lighting and high voltage electrical consumption (277/480 volts) (each such rated electrical design load to be hereinafter referred to as the “Building standard rated electrical design load”). Tenant shall be allocated Tenant’s pro rata share of the Building standard circuits provided on the floor(s) Tenant occupies.

Should Tenant’s fully connected electrical design load exceed the Building standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building standard circuits, Tenant shall be responsible for complying with any of Landlord’s requirements in connection therewith, including, without limitation, installing (at Tenant’s expense) one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (which additional panels and transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter may also be added at Landlord’s option (at Tenant’s expense) to measure the electricity used through the additional electrical equipment.

The design and installation of any additional electrical equipment (or related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

If any of Tenant’s electrical equipment requires conditioned air in excess of Building standard air conditioning, Tenant shall pay all design, installation, metering and operating costs relating thereto, all of which shall be subject to Landlord’s prior approval.

If Tenant requires that certain areas within the Premises must operate in excess of the normal Building operating hours set forth above, at Landlord’s option the electrical service to such areas may be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building operating hours.

6.3 Janitorial Services. Landlord shall furnish Tenant janitorial service five (5) days per week, exclusive of holidays (as defined in Section 6.1 herein), in a manner that Landlord reasonably deems to be consistent with the standard of the Building; provided, however, if Tenant’s floor coverings or other improvements require special care, Tenant shall pay the additional cleaning cost attributable thereto.

6.4 Cessation of Services. Landlord shall not be held liable for any damage or injury suffered by Tenant or by any of Tenant’s licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Tenant (herein collectively called “Tenant Parties”), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or other utilities, or any of them nor shall such failure be construed as an eviction of Tenant. No temporary failure to provide services shall relieve Tenant from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Rent in the manner and amounts, and promptly at the times set forth herein.

7. REPAIR AND MAINTENANCE.

7.1  Landlord’s Repairs. Landlord shall keep the roof, foundation, exterior walls, structural and load bearing walls, common areas, heating, air conditioning, mechanical and electrical systems, and all sewer and utility lines of the Building including, but not limited to, all sewer connections, plumbing, heating appliances, wiring, and glass, in good order and repair, shall furnish Tenant all Building standard florescent bulb replacement in all areas and all incandescent bulb replacement in the common areas and service areas within the Building. Notwithstanding anything to the contrary contained herein and except as otherwise provided in the preceding sentence, Landlord shall have no obligation to maintain, replace, or repair any other improvements located within the Premises, the maintenance of which is and shall be the responsibility of Tenant. Notwithstanding the obligation of Landlord under this Section 7.1, Tenant shall be responsible for the cost of any and all damage arising from the negligence or willful misconduct of Tenant or any of the Tenant Parties. Landlord shall have no obligation to make any repairs unless and until Tenant notifies Landlord in writing of the necessity thereof, in which event Landlord shall have reasonable time in which to make such repairs; however, Tenant may notify Landlord verbally of any minor, routine or day-to-day repairs which need to be made.

7.2 Tenant’s Repair. Subject to Landlord’s obligation to provide janitorial services, Tenant shall keep the Premises free from all litter, dirt, debris, and obstructions and in a clean and sanitary condition. Except as otherwise provided in the first sentence of Section 7.1 hereof, Tenant shall maintain, replace, and repair all improvements located within the Premises, including, but not limited to, finishes, wall coverings, carpets, floor coverings, utility lines, sewer connections, plumbing, wiring and glass in such a manner so that the Premises are maintained in good condition and suitable for Tenant’s intended commercial purpose. At the expiration or other termination of this Lease, Tenant shall surrender the Premises (and keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission by Tenant, or ordinary wear and tear only excepted.

8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance, which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Tenant hereunder, nor operate to excuse Tenant from prompt payment of any Rent required by the terms of this Lease.

9. PROPERTY AND LIABILITY INSURANCE.

9.1 Landlord’s Insurance. Throughout the Lease Term, Landlord will insure the Building, excluding foundations and excavations, the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Landlord, excluding any property Tenant is obliged to insure under Section 9.3 below, against damage by fire and the perils insured in the standard extended coverage endorsement, subject to Section 3. Landlord shall also, throughout the Lease Term, carry commercial general liability insurance with respect to the ownership and operation of the Building. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord.

9.2 Compliance with Insurance Regulations; Covenants. Tenant shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Landlord and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal office building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Tenant or by any assignee or subtenant of Tenant and if Tenant fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after notice thereof by Landlord, Landlord may, at its option, do any one of the following:

9.2.1 Declare a default by Tenant, and thereupon the provisions of Section 12 shall apply; or

9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Tenant shall forthwith pay the cost thereof to Landlord as additional rent; and if Tenant fails to pay such cost, Landlord may declare a default by Tenant and thereupon the provisions of Section 12 shall apply, and Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of the entry; or

9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Tenant of the premium or other cost as additional rent hereunder, and if Tenant fails to pay the increase to Landlord within ten (10) days of demand by Landlord, Landlord may declare a default by Tenant and thereupon the provisions of Section 12 shall apply. Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

9.3 Tenant’s Insurance. Tenant shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Tenant, Landlord, and Landlord’s mortgagees named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

9.3.1 Upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or which was installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures, against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

9.3.2 Commercial general liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Landlord may reasonably require from time to time; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Tenant of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above; and shall also include coverage for “Fire Legal” liability with respect to the Premises in an amount not less than $100,000.00 or such higher limits as Landlord may reasonably require from time to time;

9.3.3 Workers’ compensation insurance in the amount required by law to protect Tenant’s employees;

9.3.4 Business income or interruption insurance for one hundred percent (100%) of Tenant’s gross revenues from the Premises for a period of twelve (12) months; and

9.3.5 Any other form or forms of insurance that Landlord may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

9.4 Policy Requirements. All insurance policies shall be taken out with companies acceptable to Landlord licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Landlord. The insurance may be by blanket insurance policy or policies. Prior to the Commencement Date, Tenant shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Landlord. Certificates evidencing renewals shall be delivered to Landlord no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Landlord and Landlord’s mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof. In the event that Tenant fails to take out or maintain any policy required by this Section 9 to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely or partially by the negligence or willful misconduct of Landlord or any of Landlord’s Related Parties. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause this insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord’s demand, plus interest at the past due rate provided for in Section 2.2 of this Lease until repaid by Tenant. All policies of insurance required to be maintained by Tenant shall specifically make reference to the indemnifications by Tenant in favor of Landlord under this Lease.

9.5 Waiver of Subrogation. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the “Injured Party’s”) favor and against the other party for loss or damage to the Injured Party’s property located within or constituting a part or all of the Property, to the extent the loss or damage: (a) is covered by the Injured Party’s insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party’s directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Section 9.5 shall provide for such waiver of rights of subrogation by the Injured Party’s insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the Building is located. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 9.5 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

10. ALTERATIONS AND IMPROVEMENTS.

10.1 Acceptance of Premises. Tenant is in possession of the Premises and accepts the Premises and the Property in their “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition as of the Commencement Date without recourse to Landlord. Except as expressly provided in this Lease, Landlord shall have no obligation to furnish, equip or improve the Premises or the Property. Commencement of this Lease shall be conclusive evidence against Tenant that (i) Tenant accepts the Premises and the Property as being suitable for its intended purpose and in a good and satisfactory condition, (ii) acknowledges that the Premises and the Property comply fully with Landlord’s covenants and obligations under this Lease and (iii) waives any defects in the Premises and its appurtenances and in all other parts of the Property.

10.2 Improvements and Alterations. Tenant shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Landlord, including Landlord’s written approval of Tenant’s contractor(s) and of the plans, working drawings and specifications relating thereto, including, without limitation, the structural, mechanical, electrical, and plumbing drawings or plans. All alterations, additions, or improvements made, installed in, or attached to the Premises by Tenant, upon the consent specified above, shall be made at Tenant’s expense at Tenant’s sole risk and in a good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require, strictly in accordance with the plans and specifications approved by Landlord, all applicable codes, laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and the Declaration or other covenants or restrictions, and prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord’s obligations under this Lease or any mortgage or ground lease covering or affecting all or any part of the Building or the Land and any work being done by contractors engaged by Landlord with respect to or in connection with the Building. Tenant’s architect and engineers must be licensed in the State of Georgia and must be insured. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item. Prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers’ compensation insurance and commercial general liability insurance, all in amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform the work. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Premises or the Property shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or conditions, but such approval shall merely be the consent of Landlord as required hereunder. Tenant shall deliver to Landlord a complete copy of the “as-built” or final plans and specifications for all alterations or physical additions so made in or to the Premises within thirty (30) days of completing the work. Tenant shall not place safes, vaults, filing cabinets or systems, libraries or other heavy furniture or equipment within the Premises without Landlord’s prior written consent.

10.3 Liens. Tenant shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Tenant. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Tenant, Tenant shall, within ten (10) days after Tenant has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by payment or by bonding proceedings. If Tenant shall fail to cause the lien, or such claim or notice thereof, to be discharged within the ten-day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including, without limitation, attorneys’ fees, incurred by Landlord in connection therewith shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant in full on demand of Landlord together with interest thereon at the rate set forth in Section 2.2 hereof from the date it was paid by Landlord. Tenant shall not have the authority to subject the interest or estate of Landlord to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Tenant or on behalf of Tenant.

10.4 Title to Alterations. All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Tenant, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury and without compensation, payment, or reimbursement therefor. Notwithstanding the foregoing, however, Landlord may elect by providing written notice to Tenant at the time Landlord approves same (or if Landlord’s approval is not required, at the time Tenant notifies Landlord of such installations), that any or all installations made or installed by or on behalf of Tenant after the Commencement Date be removed at the end of the Lease Term, and, if Landlord so elects, it shall be Tenant’s obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements, reasonable wear and tear excepted, on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in Section 9.1 hereof, Landlord shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant, the Tenant Parties, or any other person, and such improvements shall be located at, on, or within the Premises at the sole risk of Tenant.

10.5 Tenant’s Negligence. In the event Landlord makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to the negligence or any act or omission of Tenant or any of the Tenant Parties, any and all cost and expenses incurred by Landlord in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant in full on demand of Landlord, together with interest thereon from the date of the demand at the rate set forth in Section 2.2 hereof.

10.6 Compliance with Laws. In the event Landlord, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (herein collectively called “Repairs”) any part of the Premises, then the Repairs shall be made by and at the expense of Landlord subject to the same being included as a Common Operating Expense under Section 3.3.8 herein, unless resulting from alterations made by or other reasons attributable to, Tenant, and shall not in any way affect the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not substantially completed within one hundred eighty (180) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred ninety (190) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Tenant, or as the result of Tenant’s use of the Premises by Tenant, then the Repairs shall be effected promptly at the sole cost and expense of Tenant and there shall not, in any event, be any abatement of rent nor any right of Tenant to terminate this Lease whether or not the completion of the Repairs takes more than one hundred eighty (180) days.

11. ASSIGNMENT OR SUBLETTING.

11.1 Transfers. Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises, (b) grant any concession or license within the Premises, (c) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (d) permit any other party to occupy or use all or any part of the Premises (collectively, a “Transfer”), without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. This prohibition against a Transfer includes, without limitation, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; (iv) the change in control in a partnership; or (v) conversion of Tenant to a limited liability entity. Landlord shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Landlord be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the Declaration. Tenant shall provide to Landlord such information as Landlord may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Landlord shall have no obligation to consent to any assignment or subletting unless it has received from Tenant, at no cost or expense to Landlord, the most recent audited financial statements of the proposed assignee or subtenant, a copy of the proposed sublease or assignment agreement, to be followed by a copy of the fully executed document, and such other information as Landlord reasonably requires. For purposes of this Section 11, an assignment, transfer or sale of stock or other ownership interests in Tenant shall be deemed an assignment within the meaning of and shall be governed by this Section. No assignment or subletting, be it with or without the consent of Landlord, shall release Tenant from its obligations under this Lease nor shall Tenant permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Landlord to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting. Within ten (10) business days of Landlord’s receipt of all requested information, Landlord shall notify Tenant in writing that either (i) such assignment or sublease is approved, (ii) such assignment or sublease is not approved, or (iii) that Landlord has elected to terminate the Lease with respect to that portion of the Premises to be assigned or subleased and the effective date of such termination, whereupon Tenant shall vacate and surrender that portion of the Premises so terminated.

11.2 Permitted Transfers. Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord’s consent and without causing a Transfer to occur, (a) to any corporation or other entity that controls, is controlled by or is under common control with Tenant; (b) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant; (c) in connection with the sale of all or substantially all of the assets of Tenant, so long as Tenant provides evidence to Landlord in writing that such assignment or sublease complies with the criteria set forth in (a), (b) or (c) above and provided the following conditions are met: (i) the net worth of the transferee is equal to or greater than the greater of Tenant’s net worth on the date of this Lease and Tenant’s net worth immediately prior to the effective date of the transfer, (ii) if Tenant remains in existence as a separate legal entity following the transfer, it shall not be released from liability under this Lease, (iii) the transferee shall assume in a writing delivered to Landlord all of Tenant’s obligations under the Lease effective upon the consummation of the transfer, and (iv) Tenant shall give written notice to Landlord of the proposed transfer at least fifteen (15) days in advance of the consummation thereof.

11.3 No Release of Tenant. If Tenant shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Landlord of any Rent from any person claiming as assignee, subtenant, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Landlord thereafter to collect any rent from Tenant, it being agreed that Landlord may at any time accept any Rent under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a Tenant in place of Tenant herein named, and without releasing Tenant from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Rent, but it shall be taken to be a payment on account by Tenant. While the Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Premises becoming due to Tenant or Landlord and apply such rents and other sums against the Rent and any other sums payable hereunder. If the aggregate rental, bonus or other consideration paid by a transferee for any such space exceeds the sum of (a) Tenant’s Rent to be paid to Landlord for such space during such period and (b) Tenant’s costs and expenses actually incurred in connection with such Transfer, including reasonable brokerage fees, reasonable costs of finishing or renovating the space affected and reasonable cash rental concessions, which costs and expenses are to be amortized over the term of the Transfer, then such excess shall be paid to Landlord within fifteen (15) days after such amount is earned by Tenant. Such overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the Term. Landlord shall have the right to audit Tenant’s books and records relating to the Transfer. Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so. Any attempted Transfer by Tenant in violation of the terms and covenants of this Section 11 shall be void and shall constitute a default by Tenant under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay (i) Landlord’s reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, and (ii) all attorneys’ fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment.

11.4 Assignment of Options. In the event of an assignment of this Lease, any option or similar right of Tenant hereunder, including without limitation, any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, may be assigned to such successor tenant; however, in the event of a sublease of more than fifty percent (50%) in the aggregate of the Premises, all options granted to Tenant hereunder shall henceforth become null and void and Tenant shall have no further rights thereto or therein; provided, however, if such sublease expires or terminates prior to the end of the Lease Term and Tenant re-occupies the entire Premises after the subtenant vacates the portion of the Premises subleased and continues to operate within the Premises, then all such options shall thereafter be exercisable by Tenant in accordance with their terms.

11.5 Assignment by Landlord. Landlord shall have the right at any time to sell, transfer or assign, in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties, obligations or interests in this Lease or in the Premises, the Building, the Land, the Property and all other property referred to herein, without the prior consent of Tenant, and such sale, transfer or assignment shall be binding on Tenant. After such sale, transfer or assignment, Tenant shall attorn to such purchaser, transferee or assignee, and Landlord shall be released from all liability and obligations under this Lease accruing after the effective date of such sale, transfer or assignment.

12. DEFAULTS.

12.1 Default by Tenant. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

(a) Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder as and when due and payable;

(b) Tenant breaches or fails to comply with any term, provisions, conditions or covenant of this Lease, other than as described in Section 12.1(a), or with any of the Building rules and regulations now or hereafter established to govern the operation of the Property;

(c) A Transfer shall occur, without the prior written approval of Landlord;

(d) The interest of Tenant under this Lease shall be levied on under execution or other legal process;

(e) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations or to reorganize or modify Tenant’s capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and, within thirty (30) days thereafter, Tenant fails to secure a discharge thereof;

(f) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

(g) Tenant shall desert, abandon or vacate the Premises or any substantial portion thereof and ceases paying Rent hereunder or fails to operate its business in the Premises for any reason other than destruction or condemnation of the Premises; or

(h) Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Property.

12.2 Landlord’s Remedies. Upon occurrence of any default by Tenant under this Lease and (i) if the event of default described in Section 12.1(a) is not cured within five (5) days of when such Rent or other charge is due; or (ii) the events described in Sections 12.1 (b), (d), (f) and (g) are not cured within thirty (30) days after written notice from Landlord of such default (there being no notice and cure period for events of defaults described in Sections 12.1 (c), (e) and (h) except as otherwise set forth herein), the Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity by this Lease:

12.2.1 Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, additional rent and other charges when due.

12.2.2 Terminate this Lease, in which event Tenant shall surrender the Premises to Landlord immediately upon expiration of ten (10) days from the date of the service upon Tenant of written notice to that effect, without any further notice or demand. In the event Landlord shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Tenant shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Landlord may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Landlord’s former estate, and expel, remove, and put out of possession Tenant and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor or guilty of trespass, and without prejudice to any remedy allowed by law available in such cases. Tenant shall indemnify Landlord for all loss, cost, expense, and damage which Landlord may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Landlord may, at its option, recover forthwith as liquidated damages, and not as a forfeiture or penalty, a sum of money equal to the total of (a) the cost of recovering the Premises, including, without limitation, attorneys’ fees and cost of suit, (b) the unpaid Rent and other sums accrued hereunder at the date of termination, plus late charges and interest thereon at the rate specified in Section 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the Rent for the remainder of the Lease Term, including any amounts treated as additional rent hereunder, less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, taking into account the cost, time, expenses and other factors necessary to obtain a replacement tenant or tenants, including expenses relating to the recovery of the Premises, preparation for reletting and reletting itself, (d) the cost of reletting the Premises including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rental rate, normal wear and tear excepted, (e) any increase in insurance premiums caused by the vacancy of the Premises, (f) the amount of any unamortized improvements to the Premises paid for by Landlord, (g) the amount of any unamortized brokerage commission or other costs paid by Landlord in connection with the leasing of the Premises, and (h) any other sum of money and damages owed by Tenant to Landlord.

12.2.3 Terminate Tenant’s right of occupancy or possession, retake possession of the Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Landlord may, in its sole discretion, deem advisable, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Landlord from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys’ fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Tenant shall pay any deficiency to Landlord, as often as it shall arise, on demand. Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease (plus interest at the past due rate provided in Section 2.2 of this Lease if in arrears) plus an amount equal to (a) the cost of recovering possession of the Premises, (b) the cost of removing and storing any of Tenant’s or any other occupant’s property left on the Premises or the Building after reentry, (c) the cost of decorations, repairs, changes, alterations and additions to the Premises and the Building, (d) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (e) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (f) any other costs incurred by Landlord in connection with any such reletting or attempted reletting, (g) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (h) the amount of any unamortized improvements to the Premises paid for by Landlord, (i) the amount of any unamortized brokerage commissions or other costs paid by Landlord in connection with the leasing of the Premises and (j) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder, all reduced by any sums received by Landlord through any reletting of the Premises; provided, however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord. Landlord may file suit to recover any sums falling due under the terms of this Section 12.2.3 from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 12.2.2 of this Lease.

12.2.4 Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section 12.2.4 shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

12.2.5 Intentionally Omitted.

12.2.6 Change all door locks and other security devices of Tenant at the Premises and/or the Property to the extent permitted by applicable law, and Landlord shall not be required to provide the new key to the Tenant except during Tenant’s regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder and in the case where Tenant owes Rent to the Landlord, reimbursed Landlord for all Rent and other sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant’s employees, enter the Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

12.2.7 Recover any and all costs incurred by Landlord resulting directly, indirectly, proximately, or remotely from the default, including but not limited to reasonable attorneys’ fees.

12.2.8 Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

12.3 Abandonment of Personal Property. In addition to any other rights which Landlord may have, Landlord, in person or by agent, may enter upon the Premises and take possession of all or any part of Tenant’s property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including, without limitation, attorneys’ fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

12.4 Reentry. If Tenant fails to allow Landlord to reenter and repossess the Premises, Landlord shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or otherwise within the Premises, removing any and all property therefrom and changing all door locks of the Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without accepting surrender of possession of the Premises by Tenant, and without incurring any liability for any damage resulting therefrom, including without limitation any liability arising under applicable state law and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law or in equity, Tenant hereby waiving any right to claim damage for such reentry and expulsion, including without limitation any rights granted to Tenant by applicable state law. The provisions of this Section 12 shall operate as a notice to quit, and any other notice to quit or notice of Landlord’s intention to re-enter the Premises is hereby expressly waived. Tenant further waives any right under any present or future law to redeem the Premises after entry of a judgment in favor of Landlord.

12.5 Remedies Non-Exclusive  Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Landlord to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

12.6 Waiver of Certain Rights. Tenant hereby expressly waives any and all rights Tenant may have under applicable state law to its right to recover possession of the Premises or terminate this Lease. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including without limitation the rights conferred upon applicable state law.

12.7 NonWaiver. Failure on the part of Landlord to complain of any action or nonaction on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Landlord to or of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

13. BANKRUPTCY. The filing or preparation for filing by or against Tenant of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Tenant is insolvent, bankrupt, or an issuance of an order for relief with respect to Tenant under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Tenant of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Tenant to pay its debts as they mature, or the levying on under execution of the interest of Tenant under this Lease, or the filing or preparation for filing by Tenant of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Tenant’s assets or to take charge of Tenant’s business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Tenant’s assets or to take charge of Tenant’s business, shall automatically constitute a default under this Lease by Tenant for which Landlord may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Landlord in Section 12 hereof; provided, however, that if such petition be filed by a third party against Tenant, and Tenant desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Tenant within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Landlord elects to terminate this Lease as provided for in this Section, Tenant shall pay forthwith to Landlord as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Tenant acknowledges that said sum is reasonable and shall not be construed as a penalty.

14. DAMAGE AND CONDEMNATION.

14.1 Casualty. In the event during the Lease Term the Premises are damaged by fire or other casualty, but to such an extent that repairs and rebuilding can reasonably be completed within one hundred eighty (180) days from the date Landlord receives the applicable insurance proceeds for such repairs and rebuilding, Landlord may, at Landlord’s option within sixty (60) days of such event, elect to repair and rebuild the Premises. If Landlord elects to repair and rebuild the Premises, Landlord will notify Tenant of same and this Lease shall remain in full force and effect, but Landlord may require Tenant temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Section 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Landlord shall not be liable to Tenant for any damage or expense which temporarily vacating the Premises may cause Tenant. If the repairs of or restoration to the Premises is not substantially complete (exclusive of any of Tenant’s property or Tenant’s improvements), or the Premises is not otherwise made suitable for occupancy by Tenant, within the aforesaid one hundred eighty (180) day period, Tenant shall have the right, by written notice to Landlord within ten (10) days of such period, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date Tenant vacates the Premises, and the other terms and conditions of this Lease shall continue and remain in full force and effect until Tenant shall have vacated the Premises, removed all Tenant’s personal property therefrom and delivered peaceable possession thereof to Landlord. If within the aforesaid sixty (60) day period Landlord elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that the Premises are untenantable and in Landlord’s reasonable opinion, which shall be given to Tenant within sixty (60) days of such casualty, the repairs and rebuilding cannot be completed within one hundred eighty (180) days from the date Landlord receives the applicable insurance proceeds as aforesaid, then within fourteen (14) days of Tenant’s receipt of Landlord’s notice that such rebuilding cannot be completed within one hundred eighty (180) days, Landlord or Tenant may by seven (7) days’ written notice to the other terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date Tenant vacates the Premises, and the other terms and conditions of this Lease shall continue and remain in full force and effect until Tenant shall have vacated the Premises, removed all Tenant’s personal property therefrom and delivered peaceable possession thereof to Landlord. Failure by Tenant to comply with any provision of this Section 14.1 shall subject Tenant to such costs, expenses, damages, and losses as Landlord may incur by reason of Tenant’s breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the negligence or misconduct of Tenant or any of the Tenant Parties, Tenant shall be fully responsible, to the extent not covered by Landlord’s and/or Tenant’s insurance, for repairing, restoring, or paying for the damage as Landlord shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

14.2 Condemnation. In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Landlord shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any substantial portion thereof which would materially adversely affect Tenant’s use and occupancy of the Building, then Landlord, at its option, may terminate this Lease upon ten (10) days’ prior written notice to Tenant and any prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. Landlord shall notify Tenant of the commencement of any such condemnation proceeding within fourteen (14) days of Landlord’s receiving notice of the same. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Landlord; provided, however, Tenant shall have the sole right to reclaim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs or loss, including loss of business, to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location so long as any such separate award does not diminish Landlord’s award. Tenant shall execute and deliver any instruments, at the expense of Landlord, that Landlord may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Property and Premises, or any portion thereof. Tenant shall vacate the Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provisions of this Section 14.2 shall subject Tenant to such costs, expenses, damages, and losses as Landlord may incur by reason of Tenant’s breach hereof. If Landlord chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Landlord and subject to the rights of any mortgagee thereto, Landlord shall, at the sole cost and expense of Landlord and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises (exclusive of any of Tenant’s property or Tenant’s improvements) within one hundred eighty (180) days from the date Landlord receives the applicable condemnation proceeds, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Tenant prior to the taking; provided, however, that Landlord shall have no obligation to restore and reconstruct Tenant’s leasehold improvements unless and to the extent that Landlord receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Landlord has not substantially completed the restoration and reconstruction within one hundred eighty (180) days from the date Landlord receives the condemnation proceeds, Tenant, in addition to any other rights and remedies Tenant may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

15. TAXES. Landlord shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof, levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Property or the Building (excluding any Tenant’s property).

16. INDEMNIFICATION; LIABILITY OF LANDLORD.

16.1 Hold Harmless. Subject to Section 9 hereof, Tenant shall indemnify, defend, and hold harmless Landlord, and Landlord’s agents, employees, officers, directors, partners, members, and shareholders (“Landlord’s Related Parties”) at Tenant’s expense, from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises. This indemnification shall survive termination or expiration of this Lease. Tenant shall not be liable to Landlord, or Landlord’s Related Parties for any damage to person or property caused by any act, omission or neglect of Landlord, its agents, employees or contractors. Moreover, Landlord shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Tenant or any of the Tenant Parties, Tenant, or any of the Tenant Parties arising from any use or condition of the Premises, or any sidewalks, entrance ways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise. Any and all claims against Landlord for any damage referred to in this Section 16.1 are hereby waived and released by Tenant and Tenant shall look to its insurance to recover the cost thereof. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

16.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD’S LIABILITY IS LIMITED TO, AND TENANT EXPRESSLY AGREES TO LOOK SOLELY TO, LANDLORD’S INTEREST IN THE PROPERTY FOR PAYMENT OF ANY AMOUNTS PAYABLE UNDER THIS LEASE OR FOR PERFORMANCE OF ANY OBLIGATION UNDER THIS LEASE. NONE OF LANDLORD, OR LANDLORD’S RELATED PARTIES SHALL EVER BE PERSONALLY LIABLE WITH RESPECT TO THIS LEASE AND TENANT’S EXCLUSIVE REMEDIES SHALL BE TO PROCEED AGAINST THE INTEREST OF LANDLORD IN AND TO THE PROPERTY. THE PROVISION CONTAINED IN THE FOREGOING SENTENCE IS NOT INTENDED TO, AND SHALL NOT, LIMIT ANY RIGHT THAT TENANT MIGHT OTHERWISE HAVE TO OBTAIN INJUNCTIVE RELIEF AGAINST LANDLORD OR LANDLORD’S SUCCESSORS-IN-INTEREST OR ANY SUIT OR ACTION IN CONNECTION WITH ENFORCEMENT OR COLLECTION OF AMOUNTS WHICH MAY BECOME OWING OR PAYABLE UNDER OR ON ACCOUNT OF INSURANCE MAINTAINED BY LANDLORD. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT, OR ANY INTEREST OF LANDLORD IN THE PROPERTY BE SUBJECT TO EXECUTION BY TENANT, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

17. RIGHT OF ENTRY. Landlord reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel same, but Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s normal operation except in case of an emergency. Tenant shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements, or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 17 shall imply any duty on the part of Landlord to repair, maintain, alter, improve, or remodel. After reasonable notice to Tenant, Tenant shall permit Landlord or Landlord’s agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or, during the last twelve (12) months of the Lease Term, to prospective tenants.

18. BUILDING RULES AND REGULATIONS. Landlord reserves the right to establish rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Landlord from time to time. Tenant shall comply with any rules and regulations established by Landlord under this Section 18.

19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Tenant, or if this Lease should terminate for any cause, or if Tenant should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Tenant or its assignees, subtenants, agents, employees, contractors, or any other person controlled by Tenant or claiming under Tenant should leave any property of any kind or character in or upon the Premises, such property shall be the property of Landlord and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Tenant or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Landlord’s agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Tenant nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Landlord. In addition to those rights set forth in Section 12.3 herein, Landlord, its agents or attorneys, shall have the right and authority without notice to Tenant or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Tenant or anyone else therefor. Tenant shall be liable to Landlord for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Landlord as compensation for the removal and disposition of said property.

20. OTHER INTERESTS.

20.1 Subordination. This Lease and Tenant’s interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, ground or underlying leases, or other interests heretofore or hereafter granted by Landlord or which otherwise encumber or affect the Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (each of which is herein called a “Mortgage”). This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In acknowledgment of such subordination, Tenant shall, at Landlord’s request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof, and, in the event of a failure so to do, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose, Tenant acknowledging that the appointment is coupled with an interest and is irrevocable. Tenant hereby waives and releases any claim it might have against Landlord or any other party for any actions lawfully taken by the holder of any Mortgage.

20.2 Attornment. In the event of the enforcement by the holder of any Mortgage, Tenant will, upon request of any person or party succeeding to the interest of said holder, as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be (a) bound by any prepayment by Tenant to Landlord of Base Rent or additional rent or advance rent for a period of more than one month in advance, and all such rent shall remain due and owing notwithstanding such advance payment, (b) bound by any security deposit which Tenant may have paid to any prior Landlord, including Landlord, unless such deposit is available to the party who was the holder of such Mortgage at the time of such enforcement; (c) liable for any act or omission of any prior Landlord, including Landlord, or be subject to any offsets, defenses or termination rights of Tenant; (d) bound by any amendment or modification of this Lease made without the written consent of such holder; or (e) personally liable for monetary damages arising from a breach under the Lease after such enforcement, the sole recourse of Tenant against such successor in interest on account of such breach being limited, to the extent of any judgment obtained for monetary damages, to such successor in interest’s interest in the Property. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to such successor in interest. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default, which notice shall specify the exact nature of said default and how the same may be cured, to any holder(s) of any such Mortgage who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said holder(s) fail to undertake action to cure said default within forty-five (45) days from the giving of such notice by Tenant. The provisions of this Section 20 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

21. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Tenant after the expiration or sooner termination of this Lease, without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as Base Rent for the first two (2) months of the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Tenant under Section 2.1 hereof, as adjusted in accordance with Section 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Rent under this Lease and thereafter, Tenant shall pay two times the Base Rent which would have been payable by Tenant under Section 2.1 hereof, as adjusted in accordance with Section 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Rent under this Lease. The rent payable by Tenant during the holdover period shall be payable to Landlord on demand. If Tenant holds over as a tenant at sufferance, Tenant shall vacate and deliver the Premises to Landlord upon demand. In the event Tenant fails to surrender the Premises to Landlord upon expiration or other termination of this Lease or of such tenancy at sufferance, then Tenant shall indemnify Landlord against any and all damages, loss or liability resulting from any delay of Tenant in surrendering the Premises, including, but not limited to, any claim for damages by or amounts required to be paid to third parties who were to have occupied all or any part of the Premises effective upon the expiration or termination of this Lease plus all the losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred as a result of such holdover.

22. HAZARDOUS MATERIALS.

(a) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively “Environmental Laws”) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

(b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

(c) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

(d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

(f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney’s fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant’s breach of any provision of this Section.

(g) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

23. NO WAIVER. Tenant understands and acknowledges that no assent, express or implied, by Landlord to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or of any other term, covenant or condition hereof.

24. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Landlord and Tenant or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Tenant, to the restrictions contained in Section 11 hereof.

25. RIGHT TO RELOCATE. Landlord may at its option and upon giving twenty (20) days prior written notice to Tenant, substitute for the Premises other premises in the Building (the “New Premises”) in which event the New Premises shall be deemed to be the Premises for all purposes hereunder, provided:

(a) The New Premises shall be comparable in size and type and quality of tenant finishes; and

(b) The Base Rent and other rentals payable under this Lease shall remain the same.

Tenant shall accept possession of the New Premises in its “as-is” condition; provided, however, Landlord, at Landlord’s expense, shall make reasonable improvements so that the New Premises will provide the Tenant with the same standard of quality and usefulness as the original Premises (excluding, however, non-standard improvements made or paid for by Tenant). In the event of any such relocation of Tenant, Landlord shall pay for Tenant’s reasonable moving costs as well as the reasonable costs of replacing Tenant’s stationery, business cards and the like, and the reasonable costs of relocating Tenant’s wiring, cabling and telecommunications equipment; provided, however, Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. If such option is validly so exercised by Landlord, Tenant shall continue to occupy the present Premises (upon all of the terms, covenants, conditions, provisions and agreements of this Lease, including the covenant for the payment of Rent) until the date on which Landlord shall have substantially completed said alteration work in the New Premises. Tenant shall move from the present Premises into the New Premises immediately upon the date of such substantial completion by Landlord and shall vacate and surrender possession to Landlord of the present Premises on such date and if Tenant continues to occupy the present Premises after such date, then thereafter, during the period of such occupancy, Tenant shall pay Rent for the present Premises, in addition to the Rent for the New Premises. With respect to said alteration work in the New Premises, if Tenant requests materials or installations other than those originally installed by Landlord, or if Tenant shall make changes in the work (such non-original materials or installations for changes being subject to Landlord’s written approval), and if such non-original materials or installments or changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of Landlord’s work, the happening of such delays shall in no event postpone the date for the commencement of the payment of Rent for the New Premises, beyond the date on which such work would have been substantially completed but for such delay, and, in addition, Tenant shall continue to pay Rent for the original Premises until it vacates and surrenders same as aforesaid. Landlord at its discretion may substitute materials of like quality for the materials originally utilized.

26. SIGNS. Tenant shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (herein collectively called “Signs”) on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Landlord therefor. Any Sign permitted by Landlord shall at all times comply with all municipal ordinances or other laws, regulations, deed restrictions, and other covenants applicable thereto. Tenant shall remove all Signs at the expiration or other termination of this Lease, at Tenant’s sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Tenant’s Signs. Landlord hereby acknowledges that Tenant’s existing Sign is acceptable.

27. DIRECTORY BOARD. Tenant shall be entitled at Landlord’s expense to have its name shown upon the Directory Board of the Building, which Directory Board may be a free standing or computerized directory board. Landlord shall designate the style of the Directory Board as well as the amount of space to be allocated to Tenant, which Board shall be located in an area designated by Landlord in the main lobby of the Building.

28. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge, and deliver to Landlord and any other persons specified by Landlord, a certificate or three-party agreement among Landlord, Tenant, and/or any third party dealing with Landlord certifying (a) that this Lease is unmodified and in full force and effect, or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (b) the dates to which the rent and other charges are paid, (c) acknowledging that Tenant is paying rent on a current basis with no offsets or claims, (d) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying the offsets, claims, or defaults, if any are claimed, and (e) such other information, including, but not limited to, the most recent, financial statements, including a balance sheet and a profit and loss statement, reasonably required by Landlord. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

29. COMMON AREA CONTROL AND PARKING AREAS.

29.1 Common Areas. Tenant acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing Landlord does not materially and adversely affect ingress to and egress from the Building or the Premises (other than on a temporary basis).

29.2 Parking. Tenant and the Tenant Parties shall not use more than Tenant’s proportionate share of the parking spaces in the parking areas made available to the Building by Landlord, which proportionate share shall initially be six (6) spaces (i.e., 4.0 spaces per 1,000 rentable square feet). Such spaces shall be used in common with other tenants, invitees and visitors of the Building. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions as may be established by Landlord from time to time. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate. Tenant covenants and agrees to fully cooperate with Landlord in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas.

30. MISCELLANEOUS.

30.1 Severability. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

30.2 Entire Agreement. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant and their respective Related Parties with respect to the subject matter of this Lease or the Premises. Tenant acknowledges that there are no covenants, representations, understandings, stipulations, agreements, promises, warranties, or conditions, express or implied, oral or written, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Landlord and Tenant.

30.3 Cumulative Remedies. In the event of any default, breach, or threatened breach by Tenant of any of the covenants or provisions hereto, Landlord shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Landlord reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Landlord by law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

30.4 Notices.  Any notice, request, approval, consent or other communication hereunder shall be in writing unless otherwise expressly provided in this Lease, and may be given or be served by depositing the same in the United States Postal Service, postage prepaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by express overnight mail service, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party’s address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as follows:

If to Tenant:	Prior to and after the Commencement Date:

Roberts Properties Construction, Inc.
Attention: Mr. Anthony Shurtz
450 Northridge Parkway, Suite 301
Atlanta, GA 30350

If to Landlord:	Roberts Properties Residential, L.P.
450 Northridge Parkway
Suite 302
Atlanta, GA 30350

or to such other addresses as the parties may direct from time to time by thirty (30) days’ written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt or deemed receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Tenant at the last known address of Tenant.

30.5 Recording. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

30.6 Attorneys’ Fees. In the event either party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the nondefaulting party all expenses incurred by such party in enforcing any of its remedies for any such default, and if the nondefaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the nondefaulting party’s reasonable attorneys’ fees in connection therewith; provided, however, if under any circumstances the defaulting party is required hereunder to pay any or all of the nondefaulting party’s attorneys’ fees and expenses, the defaulting party shall be responsible only for actual legal fees and out-of-pocket expenses incurred by the nondefaulting party at normal hourly rates for the work done. The defaulting party shall not be liable under any circumstances for any additional attorneys’ fees or expenses under O.C.G.A. §13-1-11 or otherwise, and, to the extent the nondefaulting party may be permitted to charge or receive additional attorneys’ fees or expenses under O.C.G.A. §13-1-11, the nondefaulting party hereby waives such right.

30.7 Homestead. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Tenant hereby assigns to Landlord its homestead right and exemption.

30.8 TIME OF ESSENCE. Time is of the essence of this Lease.

30.9 No Estate In Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Landlord and Tenant has only a usufruct not subject to levy and sale.

30.10 Accord And Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, additional rent, or any other Rent herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy provided in this Lease.

30.11 Brokers’ Fees. Landlord and Tenant warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim, and all expenses, including attorneys’ fees, incurred in defending any such claim or in enforcing this indemnity, for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof.

30.12 Tenant’s Authority. Both Tenant and the person executing this Lease on behalf of Tenant warrant and represent unto Landlord that (a) Tenant is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (b) Tenant has full right, power and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Tenant is authorized to do so, (d) upon execution of this Lease by Tenant, this Lease shall constitute a valid and legally binding obligation of Tenant, and (e) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of the matters set forth in this Section.

30.13 Consents By Landlord. In all circumstances under this Lease where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, such consent must be in writing and Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld.

30.14 Joint And Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

30.15 Independent Covenants. The obligation of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise, and Tenant acknowledges and agrees that in no event shall such obligations, covenants and duties of Tenant under this Lease be dependent upon the condition of the Premises or the Property, or the performance by Landlord of its obligations hereunder.

30.16 No Access To Roof. Tenant shall have no right of access to the roof of the Premises or the Building.

30.17 Acceptance. The submission of this Lease by Landlord does not constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

30.18 Waiver Of Counterclaim. Tenant hereby waives the right to interpose any counterclaim of whatever description in any summary proceeding.

30.19 Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

30.20 Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof including without limitation, the subordination of this Lease to any mortgages or ground leases, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

30.21 Interpretation. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires. The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or because such party or its counsel is the draftsman of this Lease. All references to days in this Lease and any Exhibits or Addenda hereto mean calendar days, not working or business days, unless otherwise stated. All obligations of either party hereunder not fully performed as of the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto. No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. This Lease is for the sole benefit of Landlord and Tenant, and, without the express written consent thereto, no third party shall be deemed a third party beneficiary hereof. This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

30.22 Financial Statements. At any time during the Lease Term of this Lease, Tenant shall, upon ten (10) days’ prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If unaudited, Tenant’s financial statements shall be certified to be true and accurate by an authorized officer (e.g., CFO, President, Treasurer, etc.) of Tenant.

30.23 Real Estate Investment Trust. During the Lease Term of this Lease, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this paragraph. If Landlord in good faith determines that its status is a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant’s interest in the Premises.

For additional terms and stipulations of this Lease, if any, see Exhibit “E”, attached hereto and by this reference incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:

ROBERTS PROPERTIES RESIDENTIAL,
L.P., a Georgia limited partnership

By:  Roberts Realty Investors, Inc.,
a Georgia corporation

By: /s/ Michael A. Quinlan
 Michael A. Quinlan
Chief Financial Officer

TENANT:

ROBERTS PROPERTIES CONSTRUCTION, INC.,
a Georgia corporation

By:/s/ Anthony Shurtz
Name:Anthony Shurtz
Title: Chief Financial Officer

SCHEDULE OF EXHIBITS

Exhibit “A”	Legal Description

Exhibit “B”	Outline of Premises

Exhibit “C”	Intentionally Omitted

Exhibit “D”	Rules and Regulations

Exhibit “E”	Special Stipulation

EXHIBIT “A”

LEGAL DESCRIPTION

ALL THAT TRACT of land in Land Lots 25 and 26 of the 17th District, Fulton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a 1/2-inch rebar set at the intersection of the north right-of-way line of Northridge Parkway (right-of-way varies) with the east land lot line of said Land Lot 25; running thence along the north right-of-way line of Northridge Parkway, the following courses and distances: (1) North 80 degrees 24 minutes 01 second West 43.13 feet to a 1/2-inch rebar set, (2) South 09 degrees 35 minutes 59 seconds West 3.47 feet to a 1/2-inch rebar set, and (3) North 80 degrees 24 minutes 01 second West 34.91 feet to a 1/2-inch rebar set and the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, continuing thence along the north and northwest right-of-way line of Northridge Parkway the following courses and distances: (1) North 80 degrees 24 minutes 01 second West 68.17 feet to a 1/2-inch rebar set, (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of South 84 degrees 14 minutes 25 seconds West 204.38 feet and a radius of 385.80 feet) 206.85 feet to a 1/2-inch rebar set, (3) South 68 degrees 52 minutes 50 seconds West 113.51 feet to a 1/2-inch rebar set, (4) along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 85 degrees 03 minutes 07 seconds West 109.51 feet and a radius of 196.60 feet) 110.98 feet to a 1/2-inch rebar set, and (5) North 78 degrees 46 minutes 37 seconds West 289.70 feet to a 1/2-inch rebar set; thence, leaving said right-of-way line, North 78 degrees 25 minutes 40 seconds East 292.16 feet to a 1/2-inch rebar found in the centerline of a creek; thence along the centerline of said creek and following the meanderings thereof, the following courses and distances: (1) North 37 degrees 01 minute 06 seconds East 29.15 feet to a point, (2) North 24 degrees 18 minutes 24 seconds East 30.25 feet to a point, (3) North 11 degrees 14 minutes 10 seconds East 22.92 feet to a point, (4) North 02 degrees 15 minutes 21 seconds East 24.07 feet to a point, (5) North 34 degrees 29 minutes 33 seconds East 21.75 feet to a point, (6) North 02 degrees 20 minutes 05 seconds East 22.40 feet to a point, (7) North 31 degrees 30 minutes 51 seconds East 21.50 feet to a point, (8) North 24 degrees 17 minutes 47 seconds East 30.05 feet to a point, (9) North 04 degrees 24 minutes 08 seconds East 14.52 feet to a point, (10) North 06 degrees 17 minutes 43 seconds West 25.17 feet to a point, (11) North 43 degrees 35 minutes 30 seconds East 19.80 feet to a point, and (12) North 62 degrees 42 minutes 15 seconds East 19.20 feet to a 1/2-inch rebar found in the centerline of said creek; thence, leaving said creek centerline, South 88 degrees 10 minutes 59 seconds East 464.48 feet to a 1/2-inch rebar found on the land lot line common to said Land Lot 26 and Land Lot 386 of the 18th District, Fulton County, Georgia; thence along the land lot line common to said Land Lots 26 and 386 and the land lot line common to said Land Lot 26 and Land Lot 385 of the 18th District, Fulton County, Georgia, South 00 degrees 51 minutes 16 seconds West 129.97 feet to a 1/2-inch rebar set; thence leaving said common land lot line, South 36 degrees 10 minutes 53 seconds West 92.75 feet to a 1/2-inch rebar set; thence South 21 degrees 22 minutes 22 seconds West 53.01 feet to a 1/2-inch rebar set; thence South 10 degrees 32 minutes 33 seconds West 33.22 feet to the TRUE

A-1

A-2

EXHIBIT “B”

OUTLINE OF PREMISES

B-1

EXHIBIT “C”

INTENTIONALLY OMITTED

C-1

EXHIBIT “D”

RULES AND REGULATIONS

1.	Smoking is prohibited in the Premises, the main lobby, public corridors, elevators and elevator lobbies, stairwells, restrooms, and other common areas within the Building.

2.
Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours which are not normal business hours. When departing after the Building’s normal business hours, Tenant and its employees, agents, and invitees must ensure that the doors to the Building and the Premises are securely closed and locked. Requests to the Landlord, for access to the Building or any part thereof when it is locked, may be refused unless the person seeking access has arranged in advance for access or admission into the Building or any part thereof. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or the exclusion from, the Building of any person.

3.
As part of the initial improvements to the Premises, Landlord agrees to furnish Tenant two keys for each keyed door located within the Premises without charge. If the Building entrance and/or the primary entrance to the Premises is accessed with either a pass key or key card, Landlord agrees to furnish Tenant two pass keys or key cards, as the case may be, per 1,000 square feet of leased space. Any additional pass keys or key cards required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All keys and key cards to Premises shall be surrendered to Landlord upon termination of this Lease.

4.
All contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, Building, or Property, including installation of telephones, computer wiring, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and equipment, or any other physical portion of the Premises, Building, or Property.

5.
No signaling or telephonic devices, including antennae and satellite dishes, or other wires, cabling and instruments or devices shall be installed in connection with the Premises, Building, or Property without the prior written consent of Landlord. No advertising banners or balloons or any other items which require fastening to the Premises, Building, or Property are permitted without the prior written consent of Landlord. Mechanical equipment, utility meters, and/or storage tanks will not be placed in or on the Premises, Building, or Property without Landlord’s prior written approval.

6.
Tenant shall not overload the floor of the Premises; safes and other heavy articles shall be placed by Tenant only in such manner and location as may be specified in writing by Landlord, and any damage done to the Building or Premises from overloading a floor, or injury to persons in moving safes or other heavy articles in or out of the Building or Premises, shall be paid for by Tenant.

7.
No furniture, freight, or equipment of any kind, other than those delivered by messenger and express type services, may be brought into or out of the Building without prior notice to, and consent from, the Landlord. All moving activity into or out of the Building must be scheduled with the Landlord and done only in the manner, and restricted to the hours, designated by Landlord. All such movement shall be under supervision of Landlord and carried out in a manner that shall comply with Landlord’s rules and regulations. Tenant assumes, and shall indemnify Landlord against all loss, liability, cost, expense, risk or claim of damage or injury to persons and properties arising in connection with any said movement. All hand trucks used in the Building must be equipped with rubber tires and side guards. The only elevator on which heavy and/or large deliveries can be utilized, is the freight elevator. If the Building does not provide a freight elevator, passenger elevators may be used with Landlord’s approval, and given at least 24 hours notice so that proper protection can be put in place.

8.
Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord’s prior written consent. Space heaters are an electrical fire hazard and are not to be used in Tenant’s Premises.

9.
No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, ordinances, rules, and regulations. Tenant shall not use outdoor grills or cooking equipment, nor place picnic tables, tents, sports equipment, etc. in or about the Premises, without the prior written approval from Landlord.

10.	Tenant shall not, at any time, occupy any part of the Premises, the Building, or the Property as sleeping or lodging quarters.

11.
No dogs, cats, fowl or other animals shall be brought into, or kept in or about the Premises, the Building, or the Property, except for those animals utilized to assist any persons with disabilities. Landlord should be notified in advance, and in writing, if any such animals will be utilized on a regular basis.

12.
Tenant and its employees and invitees, shall not disturb occupants of the Building or the Property by the use of any radios, tape or CD players, or other musical instruments, or the making of objectionable noises. The location of office parties and functions shall be restricted to Tenant’s Premises. Catering services shall use the service entrance and the service elevator for deliveries.

13.
All canvassing, soliciting, and peddling in or about the Premises, the Building, or the Property is prohibited. Tenant, Tenant’s employees, and Tenant’s agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas, or disturb, solicit, or canvas any occupant of the Premises, the Building, or the Property. Landlord reserves the right to exclude or expel from the Property any person who, in Landlord’s reasonable judgment, is under the influence of alcohol or drugs, or commits any act in violation of any of these Rules and Regulations.

14.
The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose including, without limitation, drug testing, other than that for which they were constructed, and no foreign substance of any kind shall be thrown or poured into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the Tenant who caused, or whose employees, agents, contractors, invitees, or licensees caused the breakage, stoppage, or damage.

15.
None of the parking, plaza, recreation, or lawn areas, entries, passages, doors, elevators, hallways, or stairways shall be blocked or obstructed; nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas; nor shall these areas be used by Tenant’s agents, employees, and/or invitees at any time for purposes which are inconsistent with their designation by Landlord.

16.
No signs of any type or description shall be erected, placed, or painted in or about the doors and windows, the building, or the grounds of the Property or right-of-way of which the Premises are a part except those signs submitted to Landlord in writing and approved by Landlord in writing and which signs are in conformance with the Declaration. No covers or awnings over or outside of the windows nor draperies or coverings hung inside the windows will be permitted without Landlord’s prior written approval.

17.
Tenant and its employees, agents, and invitees shall park their vehicles only in those parking areas designated by Landlord and entirely within the lines. All directional signs, arrows, and posted speed limits must be observed. Bicycles, motorcycles or other mobile devices shall not be allowed or placed anywhere on the Property or in the Building, except within those areas so designated. Parking is prohibited in areas not striped for parking, in aisles where “No Parking” signs are posted, on ramps, in crosshatched areas, and in other areas as may be designated by Landlord.

18.
Tenant and its employees, agents, and invitees shall not leave any vehicle in a state of disrepair, including, without limitation, flat tires, oil or damaging fluid leaks, out-of-date inspection stickers or license plates, on the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after ticketing the vehicle in violation, shall have the right to remove such vehicle at its owner’s expense. No vehicle maintenance will be done on the Property without the prior written consent of Landlord, which may be withheld in its sole discretion.

19.
Tenant and its employees, agents, and invitees shall park their vehicles in compliance with all parking rules and regulations, including any sticker or other identification system established by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and are not transferable. Vehicles should be kept locked; any damage to vehicles or persons is assumed by the vehicle’s owner or its driver.

20.
Employees of Landlord shall not be responsible to carry messages from or to Tenant. Nor shall employees of Landlord contract with, or render free or paid service to any Tenant or to any of Tenant’s agents, employees, or invitees which service is not covered in this Lease, without prior written notice to Landlord.

21.
Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency. All Christmas trees placed in the Tenant’s Premises must be fire-resistant artificial trees. Any lighting attached to trees or decorations must be UL approved and designated for the purpose being used. Installation of any decorations that could be deemed potential fire hazards requires the prior written approval of Landlord. Decorations placed outside of Tenant’s Premises shall also require the prior approval of Landlord.

22.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional Rules and Regulations that, in Landlord’s judgment, may be necessary for:

a.	The management, safety, care, protection, and cleanliness of the Premises, Building, and Property;
b.	The operation thereof and the preservation of good order therein; and
c.	The protection and comfort of other occupants and tenants and their agents, employees and invitees in the Premises, Building, and Property.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those rules and Regulations against any other tenant of the Property. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

EXHIBIT “E”

SPECIAL STIPULATION

This Special Stipulation is hereby incorporated into this Lease and in the event that it conflicts with any provisions of this Lease, this Special Stipulation shall control.

Extension Options. So long as this Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods in the performance of any of the covenants or terms and conditions of this Lease at the time of notification to Landlord or at the time of commencement of the applicable Extension Term, as that term is hereinafter defined, Tenant shall have the option (each, an “Extension Option”) to extend the Lease Term for all or any portion of the Premises for three (3) additional periods of one (1) year (each, an “Extension Term”), at the Prevailing Market Rate (as hereinafter defined), but in no event shall the Base Rent during the applicable Extension Term be less than the Base Rent then in effect at the expiration of the applicable Lease Term, subject to terms and conditions set forth in this Special Stipulation. Tenant shall provide Landlord with written notice three (3) months prior to the expiration of the initial Lease Term or the then applicable Lease Term of its desire to extend the Lease Term of this Lease. Landlord shall provide Tenant with a written proposal setting forth its determination of the Prevailing Market Rate to extend the Lease Term of this Lease within thirty (30) days of such applicable notice. Tenant shall have ten (10) days from its receipt of Landlord’s proposal to either accept such proposal or to not extend the then-applicable Lease Term of this Lease. The “Prevailing Market Rate” shall mean the then prevailing market rate for lease renewals and extensions in the Building and in similar buildings in the vicinity of the Building comparable to this Lease and the Premises, which shall be determined by Landlord in its sole and absolute discretion. If Landlord and Tenant are unable to reasonably agree upon the Prevailing Market Rate within such 10-day period after Tenant’s receipt of Landlord’s proposal, then Tenant’s exercise of the applicable Extension Option shall be null and void and of no further force and effect.

E-1